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                                                                   EXHIBIT 10.31

                              CAREER EQUITY PROGRAM
                         DEFERRED STOCK AWARD AGREEMENT


                  This AGREEMENT made as of ______, 199_, by and between AMR Corporation, a Delaware corporation (the "Corporation"), to <<FIRST>> <<LAST>> (the "Employee"), employee number <<EE>>.

                  WHEREAS, the stockholders of the Corporation approved the 1988 Long Term Incentive Plan, as amended (the "1988 Plan"); and

                  WHEREAS, pursuant to the Career Equity Program adopted by the Board of Directors of the Corporation (the "Board"), the Board has determined to make a Career Equity Program grant to the Employee of Deferred Stock (subject to the terms of the l988 Plan and this Agreement), as an inducement for the Employee to remain an employee of the Corporation, and to retain and motivate such Employee during his employment with the Corporation.

                  NOW, THEREFORE, the Corporation and the Employee hereby agree as follows:

                  l. Grant of Award. The Employee is hereby granted as of _______, 199_, (the "Grant Date") a Deferred Stock Award (the "Award"), subject to the terms and conditions hereinafter set forth, with respect to <<EQUITY>> shares of Common Stock, $l.00 par value, of the Corporation ("Stock"). The shares of Stock covered by the Award shall vest in accordance with Sections 2, 3, 4, 5, and 6 hereof.

                  2. Vesting - Normal Retirement or Early Retirement. In the event of the termination of Employee's employment with the Corporation (or any Subsidiary or Affiliate thereof) on or after the Grant Date due to Normal Retirement (which is defined as retirement from employment with the Corporation, or any Subsidiary or Affiliate thereof, at or after age 60), the shares of Stock covered by the Award shall become fully vested.

         In the event of the termination of the Employee's employment with the Corporation (or any Subsidiary or Affiliate thereof) on or after the Grant Date due to Early Retirement (which is defined as an early retirement from employment with the Corporation, or any Subsidiary or Affiliate thereof, at or after age 55 but before age 60), the shares of stock covered by the Award shall vest in accordance with the following schedule:






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
                                                                 Percentage of
                            Age                                  Award Vested
                            ---                                  ------------
                             55                                       85%
                             56                                       88%
                             57                                       91%
                             58                                       94%
                             59                                       97%

                  Share certificates for the number of shares covered by a vested Award (whether in full or partial) shall be issued and delivered to the Employee on or about the date of Retirement.

                  Notwithstanding anything to the contrary contained herein, and for the purposes of this Award, in order to be eligible for the benefits hereunder associated with Early Retirement, the recipient must be entitled to receive early retirement pension benefits under the then existing policies of the Corporation, Subsidiary or Affiliate, as applicable.

                  3. Vesting - Death or Disability. In the event of the termination of Employee's employment with the Corporation (or any Subsidiary or Affiliate thereof) on or after the Grant Date due to the Employee's death or Disability, the shares of Stock covered by the Award shall vest at a rate of 20% for each full year of employment with the Corporation (or any Subsidiary or Affiliate thereof) after the Grant Date (with pro rata vesting for each full month of employment in partial years). In such case, share certificates for the number of shares so vested shall be issued and delivered to the Employee (or, in the event of the Employee's death, the Employee's designated beneficiary for purposes of the Award, or in the absence of an effective beneficiary designation, the Employee's estate) within 60 days after the Employee's death or Disability.

                  4. Vesting - Termination Not for Cause. If the Employee's employment with the Corporation (or any Subsidiary or Affiliate thereof) is terminated on or after the Grant Date by the Corporation (or any Subsidiary or Affiliate thereof) other than for Cause, the shares of Stock covered by the Award shall vest at a rate of 10% for each full year of employment with the Corporation (or any Subsidiary or Affiliate thereof) after the Grant Date (with pro rata vesting for each full month of employment in partial years after the initial year). In such case, share certificates for the number of shares so vested may be issued and delivered to the Employee in five equal annual installments with the first installment being made one year after the date of such termination; provided, however, that in the event of such termination, vesting of the shares under the Award as provided herein may be predicated upon the Employee agreeing to such terms and conditions as required by the Corporation, including, but not limited to, non-competition and non-disclosure agreements.

                  5. Vesting - Termination for Cause; Other. In the event that
(a) the Employee's employment with the Corporation (or any Subsidiary or Affiliate thereof) is terminated for Cause; or (b) the Employee terminates his employment with the Corporation; or (c) the Employee becomes an employee of a Subsidiary that is not wholly owned, directly or indirectly, by the Corporation; or (d) the Employee takes a leave of absence without reinstatement rights, unless otherwise agreed in a writing between the Corporation and the Employee; or (e) the employee ceases to be a member of management at level 5 and



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above; then all shares of Stock covered by the Award shall be forfeited.

                  6. Vesting - Change in Control; Potential Change in Control. In the event of a Change in Control or Potential Change in Control of the Corporation, shares under the Award shall vest in accordance with the 1988 Plan or its successor.

                  7. Elective Deferrals. At any time at least 12 months prior to the date of the Employee's Retirement, the Employee may elect in writing, subject to Board approval, to voluntarily defer the receipt of the shares of Stock covered by the Award for a specified additional period beyond the date of the Employee's termination of employment (the "Elective Deferral Period"). Any shares deferred pursuant to this Section 7 shall be issued to the Employee within 60 days after the end of the Elective Deferral Period. In the event of the death of the Employee during the Elective Deferral Period, the shares so deferred shall be issued to the Employee's designated Beneficiary (or to the Employee's estate, in the absence of an effective beneficiary designation) within 60 days after the Board receives written notification of death.

                  8. Transfer Restrictions. This Award is non-transferable otherwise than by will or by the laws of descent and distribution, and may not otherwise be assigned, pledged or hypothecated and shall not be subject to execution, attachment or similar process. Upon any attempt by the Employee (or the Employee's successor in interest after the Employee's death) to effect any such disposition, or upon the levy of any such process, the Award shall immediately become null and void, at the discretion of the Board.

                  9. Miscellaneous. This Agreement (a) shall be binding upon and inure to the benefit of any successor of the Corporation, (b) shall be governed by the laws of the State of Texas and any applicable laws of the United States, and (c) may not be amended without the written consent of both the Corporation and the Employee. No contract or right of employment shall be implied by this Agreement. If this Award is assumed or a new award is substituted therefore in any corporate reorganization, employment by such assuming or substituting corporation or by a parent corporation or subsidiary or affiliate thereof shall be considered for all purposes of this Award to be employment by the Corporation. In the event Employee does not forward to the Corporation, within the applicable period, required taxes with respect to any Award distributed pursuant to this Agreement, the Corporation may withhold from any payments to be made to the Employee by the Corporation (or any Subsidiary or Affiliate thereof), an amount(s) equal to such taxes.

                  10. Securities Law Requirements. The Corporation shall not be required to issue shares pursuant to this Award unless and until (a) such shares have been duly listed upon each stock exchange on which the Corporation's Stock is then registered; and (b) a registration statement under the Securities Act of 1933 with respect to such shares is then effective.

                  The Board may require the Employee to furnish to the Corporation, prior to the issuance of any shares of Stock in connection with this Award, an agreement, in such form as the Board may from time to time deem appropriate, in which the Employee represents that the shares acquired by him under the Award are being acquired for investment and not with a view to the sale or distribution thereof.




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                  11. Incorporation of 1988 Plan Provisions. Except as
contemplated by Section 6, this Agreement is made pursuant to the 1988 Plan and is subject to all of the terms and provisions of the 1988 Plan as if the same were fully set forth herein. Capitalized terms not otherwise defined herein shall have the meanings set forth for such terms in the 1988 Plan.

                  12. Participation in Long-Term Incentive Plans. If at the time of i) Employee's Retirement from the Corporation (or any Subsidiary or Affiliate thereof) or ii), the termination of Employee's employment with the Corporation (or any Subsidiary or Affiliate thereof) for reasons contemplated by Section 3 or 4, the Employee has received payment(s) under the terms of a long-term incentive plan(s) adopted by any Subsidiary or Affiliate of the Corporation, the Employee agrees that in lieu of the shares of Stock that have vested pursuant to this Award, the Employee will receive shares of stock having a fair market value as of the vesting date equal to the positive difference, if any, between the fair market value (as of the vesting date) of the shares of Stock that have vested hereunder and the aggregate nominal value of the payment(s) made under such long-term incentive plan(s).

                                     * * *

                  IN WITNESS HEREOF, the Employee and the Corporation have executed this Career Equity Grant as of the day and year first above written.

                                 * * * * * * * *

EMPLOYEE                                     AMR CORPORATION




--------------------------                   -----------------------------
                                             C. D. MarLett
                                             Corporate Secretary

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